                                                                     EXHIBIT 4.1

================================================================================



                              AMENDED AND RESTATED

                                RIGHTS AGREEMENT

                                   dated as of

                                  June 18, 1997

                                     between

                           IKON OFFICE SOLUTIONS, INC.

                                       and

                               NATIONAL CITY BANK

                                 as Rights Agent











================================================================================

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                TABLE OF CONTENTS

Article I  -  Certain Definitions..........................................................2
    1.1       Certain Definitions..........................................................2

Article II -  The Rights...................................................................7
    2.1       Legend on Common Stock Certificates..........................................7
    2.2       Initial Exercise Price; Exercise of Rights; Detachment of Rights.............8
    2.3       Adjustments to Exercise Price; Number of Rights.............................10
    2.4       Date on Which Exercise is Effective.........................................13
    2.5       Execution, Authentication, Delivery and Dating of Rights Certificates.......14
    2.6       Registration, Registration of Transfer and Exchange.........................14
    2.7       Mutilated, Destroyed, Lost and Stolen Rights Certificates...................15
    2.8       Persons Deemed Owners.......................................................15
    2.9       Delivery and Cancellation of Certificates...................................16
    2.10      Agreement of Rights Holders.................................................16

Article III - Adjustments to the Rights in the Event of Certain Transactions..............17
    3.1       Flip-over Transaction or Event..............................................17
    3.2       Flip-in Transaction or Event................................................17
    3.3       Obligations of the Company..................................................19

Article IV -  The Rights Agent............................................................19
    4.1       General.....................................................................19
    4.2       Merger or Consolidation or Change of Name of Rights Agent...................20
    4.3       Duties of Rights Agent......................................................20
    4.4       Change of Rights Agent......................................................22

Article V  -  Miscellaneous...............................................................23
    5.1       Redemption..................................................................23
    5.2       Expiration..................................................................24
    5.3       Issuance of New Rights Certificates.........................................25
    5.4       Supplements and Amendments..................................................25
    5.5       Fractional Rights and Fractional Shares.....................................25
    5.6       Rights of Action............................................................26
    5.7       Holder of Rights Not Deemed a Shareholder...................................26
    5.8       Notice of Proposed Actions..................................................27
    5.9       Notices.....................................................................27
    5.10      Costs of Enforcement........................................................28


    5.11     Successors..................................................................28
    5.12     Benefits of this Agreement..................................................28
    5.13     Descriptive Headings........................................................28
    5.14     Governing Law...............................................................28
    5.15     Counterparts................................................................28
    5.16     Severability................................................................28

                                    EXHIBITS

Exhibit A                  Summary of Terms
Exhibit B                  Forms of Rights Certificate and Election of Exercise

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                ----------------

     AMENDED AND RESTATED RIGHTS AGREEMENT (this "Agreement"), dated as of June 18, 1997, between IKON Office Solutions, Inc., an Ohio corporation (the "Company"), and National City Bank, an Ohio corporation, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") in respect of each share of Common Stock, no par value (the "Common Stock"), of the Company held of record as of the close of business on February 22, 1988 (the "Record Date") or issued thereafter and prior to the close of business on the Separation Date (as hereinafter defined) in connection with the Rights Agreement dated as of February 10, 1988 between the Company and the Rights Agent (the "Rights Agreement");

     WHEREAS, each Right entitles the holder thereof to purchase one one-hundredth of a share of Series 12 Preferred Stock, no par value (the "Preferred Stock"), of the Company having the rights and preferences set forth in the Company's Amended and Restated Articles of Incorporation, pursuant to the terms and subject to the conditions set forth herein;

     WHEREAS, the Company has appointed the Rights Agent to act on behalf of the Company, and the Rights Agent has been so acting in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

     WHEREAS, the Rights Agreement is set to expire on February 10, 1998 and the protections afforded to the Company and the shareholders of the Company thereunder will no longer be available after such date; and

     WHEREAS, the Board of Directors has determined it is in the best interests of the shareholders to amend the Rights Agreement to extend its term for a period of ten years from the date hereof and to make certain changes to the terms of the Rights Agreement as set forth herein.

     NOW THEREFORE, in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:

          Article I - Certain Definitions
                      -------------------

          1.1  Certain Definitions.  For purposes of this Agreement, the
               -------------------
following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include the
--------  -------
Company, any wholly owned subsidiary of the Company, any employee benefit plan established by any of them, or any trustee of, or fiduciary with respect to, any such benefit plan, when acting in such capacity. Notwithstanding the foregoing, if a majority of the Continuing Directors then in office determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an "Acquiring Person" for purposes of this Agreement.

               (b) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended and in effect on the date hereof (the "Exchange Act").

               (c) "Associate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               (d) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership", of and to "beneficially own" any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 under the Exchange Act, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become a "Beneficial Owner" (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the
                       --------  -------
"Beneficial Owner" or to have "Beneficial Ownership" of, or to "beneficially own" any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange, (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, except if such power (or arrangement relating thereto) is then reportable under item 6 of Schedule 13D under the Exchange Act or (iii) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a wholly owned subsidiary of the Company.

               (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

               (f) "Close of business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a
                                  --------- -------
Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

               (g) "Common Stock" when used with reference to the Company shall mean the shares of Common Stock, no par value, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or similar equity interest) with the greatest-voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

               (h) "Continuing Directors" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or
(ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

               (i) "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the one one-hundredth of a share of Preferred Stock issuable upon exercise of one whole Right.

               (j) "Expiration Time" shall mean the earlier of the Redemption Time or (ii) the close of business on June 18, 2007.

               (k) A "Flip-in Transaction or Event" shall mean (A) a transaction in which, directly or indirectly, any Acquiring Person or any Affiliate or Associate of any such Acquiring Person (other than the Company or a wholly owned Subsidiary of the Company), shall (i) consolidate or merge with the Company and, in connection therewith, the Company shall be the surviving or continuing corporation of such merger or consolidation and the Common Stock shall remain outstanding and not changed or converted into or exchanged for stock or other securities or cash or any other property, (ii) obtain from the Company or any of its Subsidiaries after the Stock Acquisition Date, with or without consideration, more than 2% of any shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into more than 2% of any shares of any class of capital stock of' the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of
                                      --- ----
such stock or in connection with the exercise or conversion of securities Beneficially Owned by such Acquiring Person or any Affiliate or Associate of such Acquiring Person prior to the Stock Acquisition Date), (iii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, assets (including, without limitation, cash or cash equivalents) (other than as part of a pro rata acquisition from or disposition to holders of
                         --------
securities of the Company and other than in connection with a Flip-over Transaction or Event) on terms and conditions less favorable to the Company than the Company would be able to obtain through arms-length negotiations with an unaffiliated third party, (iv) receive any compensation from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (v) receive the benefit, directly or indirectly (other than (x) in connection with a Flip-over Transaction or Event, (y) proportionately as a shareholder or (z) resulting from a requirement of law or government regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or (B) any of the following events if they occur during such time as an Acquiring Person and its Affiliates and Associates (or nominees of any thereof) constitute at least a majority of the Board of Directors of the Company: (i) any failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Company (except to the extent such declaration or payment would be prohibited under the laws of Ohio), (ii) any reduction in the annual rate of dividends paid on the Common Stock (except as necessary for valid business reasons or to reflect any subdivision of the Common Stock or as required under the laws of Ohio), (iii) any failure to increase the annual rate of dividends as necessary to, reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock (except) to the extent such increase in the rate of dividends would be prohibited under the laws of Ohio), or (iv) there shall be effected any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person) involving the Company, which has the effect, directly or indirectly, of increasing the Beneficial Ownership of any Acquiring Person (or any Affiliate or Associate of any Acquiring Person) of the outstanding shares of any class of equity or convertible securities of the Company (or, in the case of a consolidation or merger, any successor entity) or any of its Subsidiaries (or, in the case of a consolidation or merger, any successor entity) (other than in connection with a Flip-over Transaction or Event) by more than 2%; or (C) the date on which any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, unless the event causing the 15% threshold to be crossed is a Flip-Over Transaction or Event, or is an acquisition pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms that provide fair value to all shareholders, as determined by at least a majority of the Continuing Directors, after taking into consideration all factors that such members of the Board of Directors deem relevant, including, without limitation, the long-term prospects and value of the Company and the prices and terms that such members of the Board of Directors believe, in good faith, could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value (a "Qualifying Offer").

               (l) "Flip-over Transaction or Event" shall mean (A) a transaction in which, directly or indirectly, the Company shall consolidate with, or merge with or into, any other Person (other than a wholly owned Subsidiary of the Company), or any other Person (other than a wholly owned Subsidiary of the Company) shall consolidate with, or merge with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property, or (B) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert. Notwithstanding anything in this Agreement to the contrary, the term "Flip-over Transaction or Event" shall not include a transaction described in clauses (A) or (B) of this subparagraph if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Qualifying Offer, (ii) the price per share of Common Stock offered in such transaction is not less than the price paid per share of Common Stock in the Qualifying Offer and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to the Qualifying Offer.

               (m) "Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the
      --------  -------
events described in the first sentence of Section 2.4(b) hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.4(b) hereof in order to make it fully comparable with the closing price on such date of determination. The closing price per share of any securities on any date shall be the last sale price, regular way, or, in case no such sale take place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date
                                   --------  -------
the securities are not listed or admitted for trading on a national securities exchange or traded in the-over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Rights Agent.

               (n) "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Exchange Act), corporation or other entity.

               (o) "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1(b) hereof.

               (p) "Redemption Price" shall mean, as of any date, the price at which the Company may redeem each Right pursuant to Section 5.1 hereof.

               (q) "Separation Date" shall mean the tenth day (or such later date, not beyond the thirtieth day, as may be fixed by the Board of Directors of the Company by notice to the Rights Agent and publicly announced by the Company) after the earlier of (i) the Stock Acquisition Date and (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any wholly owned Subsidiary of the Company, or any employee stock ownership or other employee benefit plan of the Company or any wholly owned subsidiary of the Company) to commence, a tender or exchange offer to acquire (when added to any shares as to which such Person is the Beneficial owner immediately prior to such tender or exchange offer) Beneficial Ownership of 15% or more of the outstanding shares of Common Stock, provided that if the foregoing results in the Separation Date being prior to the Record Date, the Separation Date shall be the Record Date.

               (r) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

               (s) "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or equity interest is Beneficially Owned, directly or indirectly, by such Person.

               (t) "Trading Day", when used with respect to any securities, shall mean a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business, or, if the securities are not listed or admitted to trading on any national securities exchange, a Business Day.

          Article II - The Rights
                       ----------

          2.1  Legend on Common Stock Certificates.  Certificates for the Common
               -----------------------------------
Stock issued after the Record Date but prior to the earlier of the Expiration Time or the close of business on the Separation Date shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          Until the close of business on the Separation Date (as defined in the Amended and Restated Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement, dated as of June 18, 1997 (the "Amended and Restated Rights Agreement"), between IKON Office Solutions, Inc. and National City Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of IKON Office Solutions, Inc. Under certain circumstances, as set forth in the Amended and Restated Rights Agreement, such Rights may be redeemed, may expire, may become void or may be evidenced by separate certificates and may no longer be evidenced by this certificate. IKON Office Solutions, Inc. will mail or arrange for the mailing of a copy of the Amended and Restated Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding on the Record Date shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

          2.2  Initial Exercise Price; Exercise of Rights; Detachment of Rights.
               ----------------------------------------------------------------

               (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof to purchase, for $204, one one-hundredth of a share of Preferred Stock.

               (b) Prior to the close of business on the Separation Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock and will be transferable only together with, and will be transferred by a transfer of, such associated share. Notwithstanding any other provision of this Agreement, no Rights will exist with respect to shares of Common Stock held by the Company as treasury shares.

               (c) After the close of business on the Separation Date and prior to the Expiration Time, the Rights (i) may be exercised and (ii) will be transferable independent of Common Stock. Promptly following the Separation Date, the Rights Agent will mail to each holder of record of Common Stock as of the close of business on the Separation Date, at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit b hereto appropriate completed, representing the number of Rights held by such holder at the close of business on the Separation Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

               (d) Rights may be exercised at any time after the close of business on the Separation Date and prior to the Expiration Time by submitting to the Rights Agent on any Business Day the Rights Certificate evidencing such Rights with an Election to Exercise ("Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the holder of the Rights being exercised.

               (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, the Rights Agent will thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) requisition from the depository agent, depositary receipts ("Depository Receipts") representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 5.5, (iii) after receipt of such certificates or Depositary Receipts, cause the same to be delivered to or in accordance with the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

               (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

               (g) The Company covenants and agrees that it will (i) use its best efforts to cause to be reserved and kept available until the Expiration Time out of its authorized and unissued shares of capital stock a number of shares of stock that will be sufficient to permit the exercise in full of all outstanding Rights; (ii) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price for such Rights), be duly and validly authorized, executed, issued and delivered;
(iii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933, as amended, or the Exchange Act, or the rules and regulations thereunder, or any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; (iv) use its best efforts to cause all shares or Preferred Stock issued upon exercise of Rights to be listed on any national securities exchange upon issuance; and (v) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of rights, provided that the Company shall not be required to pay any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

          2.3  Adjustments to Exercise Price; Number of Rights.  (a) In the
               -----------------------------------------------
event the Company shall at any time after the date of this Agreement (i) declare a dividend on the Preferred Stock payable in Preferred Stock, (ii) subdivide the outstanding Preferred Stock,(iii) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number of kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

               (b) In the event the Company shall at any time after the date of this Agreement and prior to the date on which any share of Preferred Stock is issued and outstanding (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue, in a reclassification of the Common Stock (including any such reclassification in connection with the consolidation or merger in which the Company is the continuing or surviving corporation) or as a dividend or other distribution to shareholders, any shares of capital stock (or rights, warrants, options or securities convertible or exchangeable for shares of capital stock) or evidence of indebtedness or assets (other than regular quarterly cash dividends), in respect of or in lieu of existing Common Stock, the Exercise Price, the number of Rights outstanding and the Redemption Price shall be adjusted in the manner set forth below. In the case of clauses (i), (ii) and
(iii) above, each right outstanding after such adjustment will be exercisable at an Exercise Price equal to the Exercise Price in effect immediately prior to such adjustment dividend by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock prior to such dividend, subdivision or combination would hold thereafter as a result thereof. Each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor; provided, however, that no such adjustment in the number
                      --------  -------
of Rights shall be made if the events described in clauses (i) or (ii) occur prior to the Separation Date and any certificates evidencing additional shares of Common Stock, with Rights attached, are issued by the Company in connection therewith. Furthermore, the Redemption Price shall be adjusted to equal the Redemption Price in effect immediately prior to such dividend, subdivision or combination divided by the Expansion Factor. In the case of any action referred to in clause (iv), to the extent the provisions of Section 2.4(c) or Article III are not applicable and the Board of Directors deems it necessary or desirable in order to protect the interests of the holders of Rights, the Company and the Rights Agent shall amend this Agreement in order to provide for an appropriate adjustment of the Exercise Price, the number of Rights outstanding and/or the Redemption Price, and to such other amendments as may be necessary or desirable, including provisions treating any other shares of capital stock issued in lieu of, or in respect of, the Common Stock as nearly equivalent to shares of Common Stock as may be practicable and appropriate under the circumstances. In addition to the foregoing, if no shares of Preferred Stock are outstanding, the Board may make appropriate adjustments to the terms of the Preferred Stock to take into account the actions referred to in this Section 2.4(b) and to keep the number of whole shares of Preferred Stock issuable upon the exercise of the Rights the same as prior to the taking of such actions. Each adjustment made pursuant to this Section 2.4(b) shall be made as of the payment or effective date for the applicable dividend, distribution, subdivision, combination or reclassification.

               (c) In case the Company shall, at any time after the date of this Agreement and prior to the date on which any share of Preferred Stock is issued and outstanding, fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) of evidence of indebtedness of assets (other than a regular quarterly cash dividend or a dividend payable in Common Stock) or rights or warrants (excluding such rights or warrants issued to all holders of Common Stock entitling them for a period expiring within 45 calendar days after such record date to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the Market Price of the Common Stock on such record date), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price of the Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such Market Price of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

               (d) No adjustment in the Exercise Price pursuant to any of the provisions of this Section 2.4 shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided,
                                                                      --------
however, that any adjustments which by reason of this Section 2.4(d) are not
-------
required to be made shall be carried forward, aggregated and taken into account in any subsequent adjustment. All calculations under this Section 2.4(d) shall be made to the nearest cent or the nearest ten-thousandth of a share of Common Stock or one-millionth of a share of Preferred Stock, as the case may be.

               (e) If, as a result of an adjustment made pursuant to Section 2.4, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 2.4(a) through (c), inclusive.

               (f) After the date of any adjustment of the Exercise Price pursuant to Section 2.4(b) or (c), the Company shall, unless otherwise provided in this Section 2.4, adjust the number of Rights. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price.

               (g) Irrespective of any adjustment or change in the Exercise Price or the number of one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-hundredth of a share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

               (h) Whenever an adjustment is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(ii) promptly file with the Rights Agent a copy of such certificate and (iii) mail a brief summary thereof to each holder of Rights in accordance with Section 5.9, which notice may be sent in advance of the taking of the action which will require the adjustment; provided, however, that whenever the Company shall make
                        --------  -------
an adjustment to the number or Rights pursuant to Section 2.4(b) or (f), the Company shall make a public announcement of such adjustment to the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement of the Company's election to so adjust the number of Rights. If the Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to Section 2.4(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing the additional Rights (including fractional Rights created by such adjustments) to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the manner of the holders of record of Rights Certificates on the record date specified in the public announcement. The Rights Agent shall be fully protected in relying on any certificate prepared pursuant to this Section 2.4(h) and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

               (i) In the event the Company shall at any time after the Record Date and prior to the close of business on the Separation Date issue any shares of Common Stock, including shares previously held by the Company as treasury shares and shares issued in a transaction referred to in clauses (i) and (ii) of the first paragraph of Section 2.4(b) hereof, each such share of Common Stock so issued shall automatically have one new Right associated with it, which right shall be evidenced by the certificate representing such share.

          2.4  Date on Which Exercise is Effective.  Each person in whose name
               -----------------------------------
any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date
--------  -------
upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.

     2.5  Execution, Authentication, Delivery and Dating of  Rights
          ---------------------------------------------------------
Certificates.
------------

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary one of its Assistant Secretaries, Treasurer or one of its Assistant Treasurers. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

         Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

         Promptly after the Company learns of the Separation Date, the Company will notify the Rights Agent of such Separation Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

          (b) Each Rights Certificate shall be dated the Record Date.

     2.6  Registration of Transfer and Exchange.  (a) The Company will
          -------------------------------------
cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

         After the Separation Date and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

          (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

          (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have been redeemed under Section 5.1 hereof.

     2.7  Mutilated, Destroyed, Lost and Stolen Rights Certificates.  (a)
          ---------------------------------------------------------
If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so Surrendered.

          (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser,
                                                          ---- ----
the Company shall execute and upon its request the Rights Agent shall countersign and deliver in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

          (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

          (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

          2.8  Persons Deemed Owners.  Prior to due presentment of a Rights
               ---------------------
Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the close of business on the Separation Date, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the close of business on the Separation Date, the associated shares of Common Stock).

          2.9  Delivery and Cancellation of Certificates.  All Rights
               -----------------------------------------
Certificates surrendered for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all canceled Rights Certificates and deliver a certificate of destruction to the Company.

          2.10 Agreement of Rights Holders.  Every holder of Rights by accepting
               ---------------------------
the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

               (a) prior to the close of business on the Separation Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

               (b) after the Separation Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;

               (c) prior to due presentment of a Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidence thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

               (d) this Agreement may be supplemented or amended from time to time pursuant to Section 5.4 or the fifth and sixth sentences of the first paragraph of Section 2.3(b) hereof.

          Article III - Adjustments to the Rights in the Event of Certain
          -----------   -------------------------------------------------
Transactions
------------

          3.1  Flip-over Transaction or Event.  (a)  Subject to Section 3.3(a),
               ------------------------------
in the event that prior to the Expiration Time, the Company enters into, consummates or permits to occur any Flip-over Transaction or Event, the Company shall take such action as shall be necessary to ensure, and shall have entered into a supplemental agreement with the Person engaging in the Flip-over Transaction or Event, for the benefit of the holders of the Rights, to provide that, upon consummation of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from such Person (the "Flip-over Entity"), upon exercise thereof in accordance with the terms hereof, such number of shares of Common Stock of such Flip-over Entity as is equal to two times the Exercise Price divided by the Market Price of such Common Stock of such Flip-over Entity on the date of consummation or occurrence of such Flip-over Transaction or Event (such number of shares to be appropriately adjusted in a manner analogous to the applicable adjustment to the number of Rights provided for in Section 2.3(b) in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in the first sentence of Section 2.3(b) shall have occurred with respect to such Common Stock) for an amount in cash equal to the Exercise Price; (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Flip-over Entity; and (iv) such Flip-over Entity shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

          3.2  Flip-in Transaction or Event.  (a)  Subject to Section 3.3, in
               ----------------------------
the event that prior to the Expiration Time, a Flip-in Transaction or Event shall occur, the Company shall take such action as shall be necessary to ensure and provide, within ten (10) Business Days of such occurrence, that each holder of a Right (except as provided below) shall thereafter have the right to purchase such number of shares of Common Stock of the Company (such number of shares being referred to herein as the "Adjustment Shares") as is equal to two times the Exercise Price divided by the Market Price of such Common Stock of the Company on the date of consummation or occurrence of such Flip-in Transaction or Event (such number of shares to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.4(b) in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in the first sentence of Section 2.3(b) shall have occurred with respect to such Common Stock) for an amount in cash equal to the Exercise Price.

In the event that the Rights become exercisable following a Flip-in Transaction or Event, the Company may, by action of a majority of the Continuing Directors in office at the time, permit the Rights, subject to Section 3.2(b) hereof, to be exercised for 50% of the shares of Common Stock that would otherwise be purchasable under this subsection, in consideration of the surrender to the Company of the Rights so exercised and without other payment of Exercise Price.

          (b) Notwithstanding the foregoing, upon the occurrence of any Flip-in Transaction or Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Date or the Stock Acquisition Date by (i) an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or
(ii) a transferee, direct or indirect, of an Acquiring Person (or any Associate of Affiliate of such Acquiring Person) in a transfer, whether or not for consideration, that the Board of Directors of the Company has determined is part of a plan arrangement or scheme of the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) that has the purpose or effect of avoiding clause (i) of this Section 3.2(b), shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

          (c) Any Rights Certificate issued pursuant to Section 2.2 that represents Rights Beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Accruing Person, Associate or Affiliate, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

         The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Amended and Restated Rights Agreement). This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in
         Section 3.2 of the Amended and Restated Rights Agreement.

provided that the Rights Agent shall not be under any responsibility to
-------- ----
ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.

     3.3  Obligations of the Company.  (a)  The Company shall not enter
          --------------------------
into or engage in any transaction of the kind referred to in this Article III if at the time of such transaction there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded the holders of Rights upon consummation of such transaction. The provisions of this Article III shall apply to successive mergers or consolidations or sales or other transfers.

          (b) In the event that there shall not be sufficient issued but not outstanding or authorized but unissued shares of Common Stock of the Company to permit the exercise in full of the Rights in accordance with Section 3.2, the Company, with respect to each Right and to the extent necessary, as permitted by applicable law and any agreement or instruments in effect on the Stock Acquisition Date to which it is a party, shall, upon the exercise of any such Right, make adequate provision to: (A) issue debt or equity securities having a value equal to the product of (x) the number of Adjustment Shares (as defined in Section 3.2), multiplied by (y) the Market Price of such Common Stock of the Company on the date of consummation or occurrence of the relevant Flip-in Transaction or Event, where the value of such debt or equity securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and requiring the payment of the Exercise Price, or (B) deliver any combination of cash, property, debt or equity securities having the requisite value to confer the benefits intended to be afforded the holders of the Rights pursuant to Section 3.2, as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and requiring the payment of all or any requisite portion of the Exercise Price. To the extent that the Company determines that some action need be taken pursuant to this Section 3.3(b), the Company, upon the concurrence of a majority of the Continuing Directors then in office, may suspend the exercisability of the Rights for a period of up to ninety (90) days following the date of the occurrence of the relevant Flip-in Transaction or Event in order to decide the appropriate form of distribution to be made pursuant to such proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue as promptly as practicably a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     Article IV - The Rights Agent
     -----------   ----------------

     4.1  General. (a) The Company hereby appoints the Rights Agent to act as
          -------
agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Preferred Stock, Rights Certificate, certificate for or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     4.2  Merger or Consolidation or Change of Name of Rights Agent.
          --------------------------------------------------------
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any cooperation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and, in case at that time any of the Rights Certificates shall not have been Countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     4.3  Duties of Rights Agent.  The Rights Agent undertakes the duties
          ----------------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the

Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Preferred Stock or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statement and recitals are and will be deemed to have been made by the Company only.

          (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Right Agent or in respect of the validity or execution of any certificate for Preferred Stock or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.2(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Rights or as to whether any shares of Preferred Stock will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the

Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     4.4  Change of Rights Agent.  The Rights Agent may resign and be discharged
          ----------------------
from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to, the Company) in writing mailed to the Company and to each transfer agent of Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a corporation organized and doing business under the laws of the United States or of the State of New York or Ohio, in good standing, having its principal office in the State of New York or Ohio, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (B) an affiliate of a corporation described in clause (A) of this sentence which is a corporation organized and doing business under the laws of the United States or of the State of New York or Ohio, in good standing, having its principal office in the State of New York or Ohio, which is authorized under such laws to exercise the powers of the Rights

Agent contemplated by this agreement and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Article V - Miscellaneous
     ---------   -------------

     5.1  Redemption. (a) The Board of Directors of the Company may, at its
          ----------
option, at any time prior to the earlier of (i) the close of business on the tenth day (or such later date, not beyond the day, as may be fixed by the Board of Directors of the Company by notice to the Rights Agent and publicly announced by the Company) following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the twentieth day following the Record Date) and (ii) June 18, 2007, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 the Right, as such amount may be appropriately adjusted as provided in Section 2.3 hereof, and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the Market Price of the shares of Common Stock at the Redemption Time) or cash; provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (x) and (y) of this proviso, then there must be Continuing Directors then in office and such authorization will require the concurrence of a majority of such Continuing Directors: (x) such authorization occurs on or after the time a Person becomes an Acquiring Person or (y) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors then in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Flip-in Transaction or Event or a Flip-over Transaction or Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates); provided further, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Flip-in Transaction or Event or Flip-over Transaction or Event, (i) an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, that did not result in the occurrence of a Flip-in Transaction or Event or a Flip-over Transaction or Event or the Company (with the approval of a majority of Continuing Directors) shall have issued additional equity securities, in either instance such that such Person is thereafter a Beneficial Owner of 15% or less of the outstanding shares of Common Stock, and (ii) there is no other Acquiring Person immediately following the occurrence of the event described in clause (i), then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 5.1.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights and without any other action and without any notice, the rights to exercise the rights will terminate and the only right thereafter of the holders' of Rights shall be the right to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of, and thereby redeeming, the Rights, the Company shall give notice of such redemption to the Rights Agent and the holder so the then outstanding Rights by mailing such notice in accordance with Section 5.9. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     5.2  Expiration.  No Person shall have any rights pursuant to this
          ----------
Agreement or any Right after the Expiration Time, except, if the rights are redeemed, as provided in Section 5.1 hereof.

     5.3  Issuance of New Rights Certificates.  Notwithstanding any of the
          -----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

     5.4  Supplements and Amendments.  The Company and the Rights Agent may
          --------------------------
from time to time supplement or amend this Agreement, including any Exhibits hereto, without the approval of any holders of Rights (i) to make any changes which the Company and the Rights Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or (ii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. Any such supplement or amendment shall be effective only if there are Continuing Directors then in office and shall require the concurrence of a majority of such Continuing Directors if: (x) such supplement or amendment occurs on or after the time a Person becomes an Acquiring Person or (y) such supplement or amendment occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors then in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Flip-in Transaction or Event or a Flip-over Transaction or Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates).

     5.5  Fractional Rights and Fractional Shares.  (a)  Subject to Section
          ---------------------------------------
2.3(h), the Company shall not be required to issue fractions of Rights or to Distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right on the date immediately prior to the date on which such fractional Rights would have been otherwise issuable.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the company, be evidenced by Depositary Receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such Depositary Receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock. In lieu of fractional shares of Preferred Stock. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Market Price of one share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

     5.6  Rights of Action.  Subject to the terms of this Agreement, rights
          ----------------
of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligation of any Person subject to this Agreement.

         5.7   Holder of Rights Not Deemed a Shareholder  No  holder, as such,
               -----------------------------------------
of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 or 5.9 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

         5.8   Notice of Proposed Actions.  In case the Company shall propose
               --------------------------
after the Separation Date and prior to the Expiration Time (i) to effect or permit (in cases where the Company's permission is required) any Flip-in Transaction or Event or Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event or Flip-in Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least twenty (20) Business Days prior to the date of the taking of such proposed action.

         5.9   Notices.  Notices or demands authorized or required by this
               -------
Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid addressed (until another address is filed in writing with the Rights Agent) as follows:

         IKON Office Solutions, Inc.
         70 Valley Stream Parkway
         Malvern, Pennsylvania 19355

         Attention: Corporate Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         National City Bank
         Corporate Trust Administration
         1900 East Ninth Street
         Cleveland, Ohio  44114

         Attention:  Sherry L. Damore

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         5.10  Costs of Enforcement.  The Company agrees (and, if a Flip-over
               --------------------
Transaction or Event or a Flip-in Transaction or Event occurs, the Company shall use its best efforts to obtain the agreement of the Person engaging in the transaction) that if the Company (or such Person) fails to fulfill any of its obligations pursuant to this Agreement, then the Company (or such Person) will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

         5.11  Successors.  All the covenants and provisions of this Agreement
               ----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder, including successors by virtue of any merger or consolidation.

         5.12  Benefits of this Agreement.  Nothing in this Agreement shall be
               --------------------------
construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         5.13  Descriptive Headings.  Descriptive headings appear herein for
               --------------------
convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

         5.14  Governing Law.  This Agreement and each Right issued hereunder
               -------------
shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         5.15  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5.16  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons; and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 5.1 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provisions requiring that a determination be made by less than the entire Board (or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's articles of incorporation and code of regulations.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        IKON OFFICE SOLUTIONS, INC.



                                        By
                                          --------------------------------

                                        NATIONAL CITY BANK

                                        By
                                          --------------------------------

                                                                       Exhibit A
                                                                       ---------

                          IKON OFFICE SOLUTIONS, INC.
                     PREFERRED SHARE PURCHASE RIGHTS PLAN
                     ------------------------------------

                          The following summary is not
                        complete and is qualified in its
             entirety by the Amended and Restated Rights Agreement,
                        a copy of which can be obtained
                               from the Company.


                              Summary of Terms
                              ----------------

Initial Exercise Date of the   Rights initially become exercisable on the tenth
Rights:                        day (on such later date, not beyond the thirtieth
------                         day as may be fixed by the Board of Directors)
                               after the earlier of: (a) the date a person
                               (a broadly defined term) makes a public
                               announcement that it has acquired beneficial ownership (a broadly defined term) of 15% or more of Company's Common Stock (the "Stock Acquisition
                               Date") and (b) the date a person commences, or a public announcement is made of the intent of any person to commence, a tender or exchange offer to acquire (when added to any shares of Common Stock as to which such person is then the beneficial owner) beneficial ownership of 15% or more of the Company's Common Stock. Upon the occurrence of such initial exercise date, the Company will mail certificates evidencing the Rights, together with an information statement containing information about the Preferred Stock (as hereinafter defined), instructions regarding exercise of the Rights and other appropriate information, to the Company's shareholders.

Preferred Stock Purchasable    Each Right entitles the holder after the initial
pursuant to the Rights:        exercise date to purchase, for $204, one
----------------------         one-hundredth of a share of Series 12 Preferred
                               Stock (the "Preferred Stock") of the Company.

Special Terms of the Rights     Each Right entitles the holder after the initial
upon Merger or Certain Other    exercise date to purchase, for $204, one one-
Transactions or Events:         hundredth of a share of Series 12 Preferred
----------------------          Stock (the "Preferred Stock") of the Company.


Special Terms of the Rights     1.  Flip-over Transaction or Event.
upon Merger or Certain Other        ------------------------------
Transactions or Events:
----------------------          In the event, directly or indirectly:

                                         a. The Company effects a consolidation
                                            or merger with any other person
                                            (other than a wholly owned
                                            subsidiary of the Company) in which
                                            all or part of the Company's Common
                                            Stock is changed in any way or
                                            converted into or exchanged for
                                            stock, other securities, cash or
                                            other property; or


                                         b. The Company or a subsidiary sells or
                                            otherwise transfers, in one or more
                                            transactions, assets (i) aggregating
                                            more than 50% of the assets
                                            (measured by book value or fair
                                            market value), or (ii) generating
                                            more than 50% of the operating
                                            income of cash flow, of the Company
                                            and its subsidiaries (taken as a
                                            whole) to any other person (other
                                            than the Company or any of its
                                            wholly owned subsidiaries) or to two
                                            or more such persons which are
                                            affiliated;

                                         then, each Rights holder will have the
                                         right to purchase, for $204 per share,
                                         a number of shares of common stock of
                                         the person engaging in such Flip-over
                                         Transaction or Event having a then
                                         current market value of $408, equal to
                                         twice the exercise price.

                                2.  Flip-in Transaction or Event.
                                    ----------------------------

                                In the event, directly or indirectly:

                                         (a) a person beneficially owning 15% or
                                             more of the Company's Common Stock
                                             (an "Acquiring Person"), or any
                                             affiliate or associate of such
                                             Acquiring Person (other than the
                                             Company or any of its wholly owned
                                             subsidiaries), (i) consolidates or
                                             merges into the Company; (ii)
                                             obtains from the Company or any of
                                             its subsidiaries, with or without
                                             consideration, more than 2% of the
                                             shares of capital stock of the
                                             Company or a subsidiary (other than
                                             as part of a pro rata distribution
                                                          --- ----
                                             to shareholders), (iii) acquires or
                                             disposes of assets in a transaction
                                             involving the Company or any of its
                                             subsidiaries on terms less
                                             favorable than obtainable through
                                             arms length negotiations or (iv)
                                             receives unusual compensation from
                                             the Company or the benefit of any
                                             loans, credits or other financial
                                             assistance or tax advantages;

                                         (b) At any time when an Acquiring
                                             Person and its affiliates and
                                             associates constitute at least a
                                             majority of the Board of Directors,
                                             (i) the Company fails to pay or
                                             reduces regular quarterly dividends
                                             (except in certain specified
                                             cases), or (ii) there occurs any
                                             reclassification, recapitalization,
                                             merger or other transactions which
                                             increases by more than 2% an
                                             Acquiring Person's proportionate
                                             share of the Company's outstanding
                                             Common Stock; or

                                         (c) any person shall become the
                                             beneficial owner of 15% or more of
                                             the shares of Common Stock;

                                then, each Rights holders, other than the Acquiring Person or, in certain circumstances, transferees of an Acquiring Person (whose Rights become void), will have the right to purchase, for $204 per share, a number of shares of common stock of the Company having a then current market value of $408, equal to twice the exercise price.

Transferability of the Rights:  Until the initial exercise date, Rights are
-----------------------------   transferable only with the transfer of Common
                                Stock. After the initial exercise date, Rights will be separately transferable, but only on the registry books of the Rights Agents.

Redemption of the Rights:       Rights are redeemable at the Company's option
------------------------        for $0.01 per Right, payable either in cash or
                                Common Stock of the Company at the Company's option. The Rights will not be redeemable at any time following the close of business on the tenth day (or such later date, not beyond the thirtieth day, as may be fixed by the Board of Directors) after public announcement that a person has acquired beneficial ownership of 15% or more of the Company's Common Stock. Under certain circumstances set forth in the Amended and Restated Rights Agreement, the decision to redeem will require the concurrence of a majority of the Continuing Directors. The term
                                "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Amended and Restated Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

Expiration of the Rights:       The Rights will expire on June 18, 2007.
------------------------

Amendment of Terms of Rights:   The terms of the Rights and the Amended and
----------------------------    Restated Rights Agreement may be amended without
                                the consent of the holders in order to cure any ambiguities or to make changes which changes which do not materially adversely affect the interest of those holders. Under certain circumstances set forth in the Amended and Restated Rights Agreement, amendments will require the concurrence of a majority of the Continuing Directors.

Voting Rights:                  Rights will not having any voting rights.
-------------

Antidilution Provisions:        Rights will have the benefit of certain
-----------------------         customary antidilution provisions. In addition,
                                if no shares of Preferred Stock are outstanding, the Board may make appropriate adjustments to the terms of the Preferred Stock to take into account any stock dividends or distribution made in respect of the Common Stock and to keep the aggregate number of whole shares of Preferred
                                Stock issuable upon exercise of the Rights the same.

Taxes:                          Shareholders should consult with their own tax
-----                           advisors regarding the consequences of holding
                                and exercising Rights.

                                                                       EXHIBIT B
                                                                       ---------

                          [Form of Rights Certificate]

Certificate No. W -                                             _________ Rights

         NOT EXERCISABLE AFTER THE EXPIRATION TIME (AS DEFINED IN ARTICLE I OF THE AMENDED AND RESTATED RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.2(b) OF THE AMENDED AND RESTATED RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE O AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 3.2(b) OF THE Amended and Restated Rights Agreement.]/*//

                          IKON OFFICE SOLUTIONS, INC.

           This certifies that ________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, between IKON Office Solutions, Inc., an Ohio corporation (the "Company"), National City Bank, an Ohio corporation, as Rights Agent (the "Rights Agents", which term shall include any successors Rights Agent under the Amended and Restated Rights Agreement), to purchase from the Company at any time after the Separation Date (as such term is defined in the Amended and Restated Rights Agreement) and prior to the Expiration Time (as such term is defined in the Amended and Restated Rights Agreement) at the office of the Rights Agent or its successor designated for such purpose, one one-hundredth of a fully paid share of Series 12 Preferred Stock, no par value (the "Preferred Stock"), of the Company at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed. The Exercise Price shall initially be $204 per Right and shall be subject to adjustment in certain events as provided in the Amended and Restated Rights Agreement.

           In certain circumstances described in the Amended and Restated Rights Agreement,

----------------------------

/*// The portion of the legend in brackets shall be inserted only if applicable.

the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or shares of capital stock of the Company other than Preferred Stock, all as provided in the Amended and Restated Rights Agreement.

           This Rights Certificate is subject to all of the terms, provisions and conditions of the Amended and Restated Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Amended and Restated Rights Agreement are on file at the principal office of the Company and are available upon written request.

           This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificates or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase an aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate. If the Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender thereof, another Rights Certificate or Rights Certificate for the number of whole Rights not exercised.

           Subject to the provisions of the Amended and Restated Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company under certain circumstances at its option at a redemption price of $.01 per Right, payable in cash or in Common Stock of the Company at the Company's option, subject to adjustment in certain events as provided in the Amended and Restated Rights Agreement.

           No fractional interests in Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Amended and Restated Rights Agreement.

           No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Amended and Restated Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Amended and Restated Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Amended and Restated Rights Agreement.

           This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

           WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ________, 19__.

ATTEST:                                IKON OFFICE SOLUTIONS, INC.


_________________________              By_____________________________
       Secretary

Countersigned:

NATIONAL CITY BANK


By_______________________
   Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

(To be executed by the registered holder if such holder desires to transfer the

Rights Certificates.)

           FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto _________________________________________________________________
                          (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein,

and does hereby irrevocably constitute and appoint ______________________

Attorney, to transfer the within Rights Certificate on the books of the within-

named Company, with full power of substitution.

Dated: __________________, 19__

Signature Guaranteed:

                                         ---------------------------------------
                                         Signature
                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

Signature Guaranteed:

           Signatures must be guaranteed by a number firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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                        (To be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Amended and Restated Rights Agreement).


                                         -----------------------------------
                                         Signature

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